EXHIBIT 21
SUBSIDIARIES - AS OF JUNE 30, 2026

Name:	State or other Jurisdiction of Incorporation:
Access Data Corp.	Delaware
Acolin Group HoldCo Limited	United Kingdom
Acolin Group Limited	United Kingdom
ActivePath Solutions Ltd.	Israel
AdvisorStream Ltd.	Canada
Advisor Target LLC	Florida
BFILS US Credit LLC	Delaware
Broadridge Analytics Solutions Limited	United Kingdom
Broadridge Asia Pacific Limited	Hong Kong
Broadridge (Australia) Pty. Ltd.	Australia
Broadridge BPO Holding LLC	Delaware
Broadridge Business Process Outsourcing, LLC	Delaware
Broadridge Canada Holdco LP	Delaware
Broadridge Canada Holdco 2 ULC	British Columbia
Broadridge Corporate Issuer Solutions, LLC	Pennsylvania
Broadridge Customer Communications Canada, ULC	British Columbia
Broadridge Czech Republic s.r.o.	Czech Republic
Broadridge (Deutschland) GMbH	Germany
Broadridge Financial Solutions (India) Private Limited	India
Broadridge Financial Solutions International Ltd.	United Kingdom
Broadridge Financial Solutions (Canada) Corp.	Canada
Broadridge Financial Solutions Limited (South Africa) (Foreign Branch) Branch	South Africa
Broadridge Fixed Income Liquidity Solutions, LLC (1)	Delaware
Broadridge Holdings, LLC	Delaware
Broadridge Investor Communications Corporation	Canada
Broadridge Investor Communication Solutions, Inc.	Delaware
Broadridge Ireland Limited	Ireland
Broadridge (Japan) Ltd.	Japan
Broadridge Mail, LLC	Delaware
Broadridge Managed Solutions, Inc.	Delaware
Broadridge Nederland II B.V.	Netherlands

Name:	State or other Jurisdiction of Incorporation:
Broadridge Output Solutions, LLC	Delaware
Broadridge Poland sp. z o.o.	Poland
Broadridge Retirement and Workplace, Inc.	Delaware
Broadridge Securities Processing Solutions, LLC	Delaware
Broadridge (Singapore) Private Limited	Singapore
Broadridge Software ULC	Canada
Broadridge SPS, LLC	Delaware
Broadridge Sweden Holdings AB	Sweden
Broadridge Technologies ULC	Canada
Broadridge Trading Trf Corp.	Delaware
Broadridge Trading and Connectivity Solutions AB	Sweden
Broadridge Trading and Connectivity Solutions Holdings SAS	France
Broadridge Wealth Aggregation and Insights, Inc.	Minnesota
BR ICS (Canada) ULC	Nova Scotia
BR REC, LLC	New York
BR (Canada) Holdings Inc.	Ontario
Fi360, Inc.	Delaware
ICJ Inc. (1)	Japan
LiquidX, Inc. (1)	Delaware
Matrix Trust Company	Colorado
Matrix Settlement & Clearance Services, LLC	New York
QED Financial Systems, Inc.	New Jersey
Ullink UK Holdco 3 Limited	United Kingdom
605 Studios, LLC	Delaware

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(1) Less than 100% owned
•Broadridge Fixed Income Liquidity Solutions, LLC 91.85% owned by BR at June 30, 2026
•ICJ Inc. 50.0% owned by BR at June 30, 2026
•LiquidX, Inc. 40.0% owned by BR at June 30, 2026